Exhibit 99.2
Qumu Corporation
Third Quarter 2022
Earnings Conference Call
October 27, 2022

Operator
Welcome to Qumu’s third quarter 2022 conference call. My name is Kurt, and I will be your operator this afternoon. Joining us are Qumu’s President and CEO Rose Bentley, CFO Tom Krueger, and Matt Glover from Gateway Investor Relations.
At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *11 on your telephone.
I would now like to turn the call over to Matt Glover. Sir, you may begin.
Matt Glover – Qumu Investor Relations
Thanks, Kurt, and good afternoon, everyone…
After the market close today, Qumu issued a press release announcing its financial results for the third quarter ended September 30, 2022, a copy of which is available on the Investor Relations section of the company’s website.
During today’s call, management will make certain statements with respect to the Company’s expected financial results, the company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially.
Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements -- whether as a result of new information, future events, or otherwise, except as required by law.
Please refer to Qumu’s SEC filings, specifically its Forms 10-K and 10-Q and financial results press release, for a more detailed description of risk factors that may affect the Company’s results.
During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from --- a substitute for --- or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.
I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.
Now, I will turn it over to Qumu’s President and CEO Rose Bentley.
Rose?
Rose Bentley – President and CEO
Thank you, Matt, and good afternoon, everyone, and thank you for joining us today.
To start off, early in our third quarter I completed the proverbial ‘first 100 days’ as Qumu’s CEO. As the well-known saying goes, ‘time flies when you’re having fun.’ I am certainly enjoying collaborating with our team driving meaningful business value for our partners and customers alike. My first 100 days focused on continuing to execute on Qumu’s SaaS transformation strategy, delivering a best-in-class customer experience, and doubling down on our partner-led go-to-market motions. The strategic investments we made in our customers and our partner ecosystem over the last 18 months continue to yield strong returns. Additionally, retention and renewals were especially strong during the quarter with renewals coming from UniCredit, Birmingham County Football Club and pediatric oncology center Prinses Máxima Centrum.
From a financial standpoint, during Q3 we built on the momentum we established in the first half of 2022 and delivered solid growth across our key SaaS metrics, including SaaS revenue, SaaS recurring revenue, and SaaS revenue as a percentage of our top line. Most notably, we generated a 6% increase in SaaS revenue and a 7% increase in SaaS annual recurring revenue, or ARR, as well as expanded our SaaS revenue as a percentage of recurring revenue to 63%. And we were able to deliver these growth results while dramatically reducing our OpEx and cash usage.
Overall, Qumu's improving financial results and strong SaaS KPIs reflect the increasing success and momentum of our partner-led sales strategy and our current customers growing their investment with Qumu as their trusted provider of both live and asynchronous video content.
I’ll now turn the call over to Tom to provide more detail on our Q3 financial performance and key SaaS metrics.
Tom?
Tom Krueger – Chief Financial Officer
Thanks, Rose. It's a pleasure to be speaking with you today.
Similar to last quarter, I will expand on a few metrics that Rose highlighted, which are also included in our earnings release that we published after the market close. The metrics that we use to measure the success of our SaaS transformation continue to move in the right direction and reflect our team's continued execution of our growth strategy. As we enter the final stages of our cloud transformation, we still believe these metrics most accurately reflect our performance and business going forward.
As Rose highlighted, SaaS revenue for Q3 2022 increased 6% to $2.8 million compared to $2.6 million in Q3 2021. SaaS ARR for Q3 increased 7% year-over-year to $13.5 million and 1% sequentially from $13.3 million in Q2 2022.
SaaS revenue for Q3 2022 accounted for 63% of recurring revenue, up from 61% in the prior quarter and 52% in Q3 2021. We are on track for SaaS recurring revenue as a percentage of total recurring revenue to be approximately 65% by the end of this year and approximately 75% by the end of 2023. As a percentage of total revenue, SaaS revenue accounted for 51%, compared to 54% in Q2 2022 and 41% in Q3 2021. Our SaaS retention rates remained strong with a gross retention rate of 92% at quarter end and our net retention rate was 100% at the end of Q3.
Now, moving down the income statement. For the third quarter of 2022 our gross margin was 77.5%, up from 75.4% in Q2 and 76.0% in Q3 2021. The improvement in gross margin was due to better margins on SaaS revenue recognized compared to Q2 2022, a higher percentage of SaaS revenue contributing to the overall sales mix compared to Q3 2021, and improved utilization of professional services personnel. We expect to maintain gross margins in the mid-70%’s for the balance of 2022 and first half of 2023.
Moving on to operating expenses. As Rose alluded to, Qumu’s transformation thus far has not only focused on our SaaS journey but also on optimizing our cost structure and realizing efficiencies to achieve cash flow profitability. We’re really encouraged by our success in these key areas and the fact that we’ve been able to drive down our OpEx over the last several quarters. Along that line, OpEx in the third quarter of 2022 was $6.2 million, down 12% sequentially and 30% year-over-year. We anticipate that our normalized OpEx run rate in the coming quarters will be approximately $6.5 million per quarter. Proactive cost rationalization has been a consistent highlight during the first nine months of 2022, enabling us to improve quarterly cash used in operations each quarter from $4.9 million in Q1, $3.7 million in Q2, and $1.4 million in Q3. While we’ve made great strides improving our cash used in operations, we will continually look for ways to further optimize our cost profile without sacrificing our ability to execute our growth road map.
Looking at our profitability measures, adjusted EBITDA, a non-GAAP measure, in Q3 2022 totaled a loss of $1.6 million, an improvement from a loss of $3.1 million in Q2 2022 and a loss of $3.5 million in Q3 2021. A reconciliation of adjusted EBITDA to net loss, a GAAP measure, is included in our earnings releases for the respective periods.
Net loss in Q3 2022 totaled $1.4 million or $0.08 loss per basic and diluted share. This compares to a net loss of $2.6 million or $0.15 loss per basic and diluted share for Q2 2022 and a net loss of $3.7 million or $0.21 loss per basic and diluted share in Q3 2021.
Shifting gears to the balance sheet. At quarter end, we had $6.0 million of cash and cash equivalents, including $1.2 million borrowed from our line of credit. We continue to tightly manage cash as seen through our reduction in cash usage over the course of 2022. We expect a continued reduction in net cash usage over the coming quarters as we realize further benefits from our cost-reductions measures and our high-velocity, lower cost partner-led sales model.
That concludes my prepared remarks. I'll turn it back over to Rose to discuss our strategy, key partnerships, and our outlook.
Rose?
Rose Bentley – President and CEO
Thanks, Tom.
Over the past several quarters our theme as a company has been ‘validation through execution.’ Our team’s consistent operational execution has validated our strategy and enabled us to enter the final phase of our SaaS transformation journey ahead of plan.
Our channel partner strategy has been validated by the volume of opportunities we are seeing as well as by the rate at which we are closing new business. In fact, our new logo count for the first nine months of the year exceeds all new logos we secured in 2021 and we continue to see over 80% of our new bookings being sourced by our partners.
Partners such as British Telecom and V-Cube were key contributors to our new logo additions in Q3, which included a multinational specialty chemicals company and a global professional services firm. We also secured a win with a unit of the Department of Defense through our partnership with GovSmart, which we believe will lead to additional wins within the government sector.
In addition to the exciting customer wins that we secured in the quarter, we continued to advance our partnership with AT&T. As I mentioned on our last call, we met with the AT&T leadership team in August to explore further opportunities to strengthen our relationship. I am excited to report that we will be working together with AT&T to expand their go-to-market efforts with Qumu’s Video Engagement Platform. This multifaceted program will provide AT&T with numerous value-add functions, including product management, marketing communications, channel marketing, sales operations, and professional services for the launch of its Qumu powered enterprise video as a service offering. We have already received preliminary acceptance for several elements within the program and expect to see resulting revenue and purchase orders as soon as next quarter.
Additionally, we further evolved our SaaS enterprise by taking an obvious next step collaborating with Google to deliver our Qumu Video Engagement Platform to the Google-Cloud Marketplace. By combing our industry-leading expertise with Google’s mass engagement, we expect customers to derive enhanced value from this partnership. We are in the early days of our partnership with Google, but we are encouraged by our ability to share customers and deliver targeted account mapping and build pipeline together for 2023.
An exciting trend that we have seen over the course of 2022 is an increasing trust in the Qumu brand, providing strength and support for our growth initiatives.
As we head into Q4, our pipeline for renewals and new customers is incredibly strong and being fueled by continued momentum in our partner-led strategy. Many of the renewals we completed in Q3 as well as Q4 renewals include an expansion of our customer relationship. Customers are increasing their internal usage of the Qumu platform resulting in a broader network of technology partners and new enterprise use cases for us to target going forward. A growing number of renewals secured in Q3 were for multi-year contracts, and we expect future renewals to follow suit. In fact, for the first nine months of 2022, three-year contracts account for nearly 20% of our renewals. These longer-term contracts reflect the confidence our customers have in our cloud-based solution and unmatched level of customer service. During a recent quarterly business review with one of our clients, they remarked, ‘You simply will not let us fail.’ This statement is a powerful testament to the standard of care and quality of service that we hold ourselves accountable to here at Qumu.
Looking ahead to Q4, we expect to see meaningful contributions from our valued partners, British Telecom and Kollective. In December of last year, we announced our partnership with Kollective alongside the launch of the Qumu Partner Program and it is exciting to see the ongoing synergies blossom from this partnership. The right partners are accelerating Qumu’s entry into new markets, strengthening our competitive position and teeing up repeat business.
The third quarter was key in building the trust that fuels our customer engagements. We successfully brought down our cash usage from operations, further stabilizing our runway as we complete the final phase our cloud transformation and work toward positive free cash flow. Going forward, our plan for the rest of 2022 is to ensure that the last of our marquee customers are seamlessly transitioned to the Qumu Cloud platform and double down on the momentum from our partner-led strategy. We expect to continue to monetize our partner relationships and discover synergies that will ultimately be reflected in our bottom-line results.
As I shared in my recent CEO dispatch, our three-year vision for Qumu is to achieve $50 million in revenue as a profitable and predictable company by the end of 2025. The strategic investments that we have made into the business over the past several years position us to now focus on scaling outwardly and promoting our platform through our network of partners and collaborators. The benefits of our transformation will become increasingly evident in growth in recurring revenues later this year and in 2023.
We will now take your questions. Kurt, please provide the appropriate instructions.
Operator
[Q&A session]
Thank you. At this time, this concludes the Company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.
I would now like to turn the call back over to Ms. Bentley for her closing remarks.
Rose Bentley – President and CEO
Thanks, Kurt, and thank you, everyone, for joining our call this afternoon. If you haven’t done so already, I encourage you to follow Qumu on Twitter or LinkedIn to automatically receive my ongoing CEO dispatches for better color on up-to-date initiatives underway at Qumu. Back over to you, Kurt.
Operator
Thank you for joining us today for Qumu’s third quarter conference call. You may now disconnect.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.
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